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                                                                    EXHIBIT 23.6


        CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


       We hereby consent to (i) the inclusion of our opinion letter, dated August 27, 1996, to the Board of Directors of Mississippi Chemical Corporation (the "Company") as Appendix C to the Joint Proxy Statement/Prospectus of the Company relating to the acquisition of First Mississippi Corporation and (ii) all references to Donaldson, Lufkin & Jenrette Securities Corporation in "Summary -- Opinions of Financial Advisors," "Background of the Distribution and the Merger," "Reasons for the Transactions; Recommendations of the Boards -- Mississippi Chemical" and "Opinions of and Presentations by the Financial Advisors -- Financial Advisor to Mississippi Chemical" in the Joint Proxy Statement/Prospectus of the Company which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                      DONALDSON, LUFKIN & JENRETTE
                                      SECURITIES CORPORATION


                                  By:   /s/ PETER BACON
                                      ------------------------------------------
                                      Managing Director


New York, New York
November 15, 1996